                          CRANE CO. AND SUBSIDIARIES
                            Exhibit 11 to FORM 10-K

              Annual Report for the Year Ended December 31, 2000
                     Computation of Net Income Per Share*
                     (In Thousands Except Per Share Data)

                                                                  2000          1999           1998          1997         1996
                                                                  ----          ----           ----          ----         ----
Basic
-----
Income from continuing operations                                $123,729       $100,898       $124,842     $103,716      $79,822
Income from discontinued operations                                 -             13,672         13,596        9,055       12,288
                                                                 --------       --------       --------     --------      -------
Net income                                                       $123,729       $114,570       $138,438     $112,771      $92,110
                                                                 ========       ========       ========     ========      =======

Income from continuing operations                                $   2.03       $   1.51       $   1.82     $   1.51      $  1.17
Income from discontinued operations                                 -                .20            .20          .13          .18
                                                                 --------       --------       --------     --------      -------
Net income per share                                             $   2.03       $   1.71       $   2.02     $   1.64      $  1.35
                                                                 ========       ========       ========     ========      =======

Weighted average number of basic shares                            60,919         66,981         68,555       68,565       68,034


Diluted
-------
Income from continuing operations                                $123,729       $100,898       $124,842     $103,716      $ 79,822
Income from discontinued operations                                 -             13,672         13,596        9,055        12,288
                                                                 --------       --------       --------     --------      --------

Net income                                                       $123,729       $114,570       $138,438     $112,771      $ 92,110
                                                                 ========       ========       ========     ========      ========

Income from continuing operations                                $   2.02       $   1.50       $   1.80     $   1.50      $   1.16
Income from discontinued operations                                 -                .20            .20          .13           .18
                                                                 --------       --------       --------     --------      --------

Net income per share                                             $   2.02       $   1.70       $   2.00     $   1.63      $   1.34
                                                                 ========       ========       ========     ========      ========

Weighted average number of basic shares                            60,919         66,981         68,555       68,565        68,034
Add:
Adjustment to basic shares for dilutive stock options                 480            479            813          819           566
                                                                 --------         ------         ------       ------       -------
Total weighted average number of shares                            61,399         67,460         69,368       69,384        68,600
                                                                 ========         ======         ======       ======       =======


*All share and per share data have been retroactively restated to reflect the three-for-two splits of common stock effected in the form of a 50% stock dividend in 1998 and 1996.